POWER OF ATTORNEY

     I, the undersigned duly authorized officer of Putnam

Investments, Inc. (the "Company), hereby severally

constitute William H. Woolverton, Karen R. Kay and Andrew J.

Hachey, and each of them, to sign on behalf of the Company a

Schedule 13G under the Securities Exchange Act of 1934, as

amended, with respect to the beneficial ownership of the

equity securities of the Company, its parent corporation,

Marsh & McLennan Companies, Inc., its subsidiaries, Putnam

Investment Management, Inc., The Putnam Advisory Company,

Inc., which are registered investment advisers, and,

wherever applicable, any Putnam Fund, which are investment

companies, together with any and all amendments thereto,

hereby ratifying and confirming such signature as it may be

signed by such attorneys to such Schedule 13G and any and

all amendments thereto.

     WITNESS my hand on behalf of the Company this 29th day

of April, 1999.



                                   PUTNAM INVESTMENTS, INC.



                                   BY: /s/: William H. Woolverton
                                         William H. Woolverton
                                         Managing Director and
General Counsel